EXHIBIT 23(C)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
  PREMIER PARKS INC.:


We consent to the reference to our firm under the captions "Experts" and to the use of our report dated January 25, 1995, except for Note 13 dated August 29, 1995 with respect to the financial statements of Funtime Parks, Inc. included in this Amendment No. 1 to the Registration Statement (Form S-2 No. 333-02821) and related Prospectus of Premier Parks Inc. for the registration of Shares of Common Stock.


                                                /S/ ERNST & YOUNG LLP
                                          ......................................

                                                    ERNST & YOUNG LLP

May 6, 1996